UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

CAPSTONE FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54905	46-0684479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 Transit Road, East Amherst, NY 14051
(Address of principal executive offices) (Zip Code)

(866) 798-4478
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

A.                 As previously reported, on May 28, 2015, Twinlab Consolidated Holdings, Inc. (OTC Pink: TLCC) (“Twinlab”) and we entered into a Compromise Agreement and Release (the “Compromise Agreement”), pursuant to which, among other material terms:

-	The 18,000,000 warrants which we retained under our Series B Warrant to purchase shares of Twinlab’s Common Stock at an exercise price of $0.76 per share were deemed divided into four tranches, each with an associated date beyond which it would no longer be exercisable: one tranche for 2,000,000 warrant shares (no longer exercisable after November 30, 2015); one for 4,000,000 warrant shares (no longer exercisable after March 31, 2016); one for 6,000,000 warrant shares (no longer exercisable after July 31, 2016); and another for 6,000,000 warrant shares (no longer exercisable after November 30, 2016);

-	We granted Twinlab three contingent call options (the “Contingent Call Options”), at $0.01 per share, to acquire Twinlab shares from us to the extent that upon effective expiration of the second, third and fourth tranches we had not exercised the warrants within such tranches. The three Contingent Call Options would be for a number of Twinlab shares equal to 25% of such unexercised warrants (i.e., a maximum of 1,000,000 shares if we exercised no warrants from the second tranche, a maximum of 1,500,000 shares if we exercised no warrants from the third tranche and a maximum of 1,500,000 shares if we exercised no warrants from the fourth tranche). In addition, Twinlab would not be empowered to exercise a Contingent Call Option unless it had satisfied such option’s “Liquidity Condition,” namely that for each of the three or four months before the tranche’s effective expiration date Twinlab must have a financial position sufficient to show a 1.15x fixed charge coverage ratio for a certain trailing period, all as defined by Twinlab’s Credit and Security Agreement dated January 22, 2015.

-	Twinlab agreed that Twinlab shall not, without our prior written consent, privately place Twinlab equity securities to any persons theretofore or thereafter first introduced to Twinlab by us (the “Noncircumvention Provision”); provided that Twinlab may, without our consent, privately place Twinlab equity securities to such a person at any time after the earlier of (a) the date the entire Series B Warrant has expired and/or been exercised, or (b) the first anniversary of such particular introduction.

B.                 On July 5, 2015, Twinlab and we entered into an Agreement for Limited Waiver of Noncircumvention Provision (the “Limited Waiver Agreement”), pursuant to which we agreed to waive the Noncircumvention Provision as to a particular potential investor (B. Thomas Golisano) whom we had introduced to Twinlab in June 2015 and to whom the Noncircumvention Provision would otherwise apply, in exchange for substantial compensation in cash and Twinlab warrants calculated on the basis of the size and pricing of such investor’s purchase(s) of Twinlab securities.

C.                 On October 1, 2015, Twinlab and we entered into an Amendment No. 1 to Agreement for Limited Waiver of Non-Circumvention Provision and to Compromise Agreement and Release (the “October 2015 Amendment”), pursuant to which the Limited Waiver Agreement was amended to remove our right to any compensation for the waiver of the Noncircumvention Provision as to such particular potential investor, and the Compromise Agreement was amended to eliminate the three Contingent Call Options.

D.                 The foregoing summary of material terms of the Compromise Agreement, including the Contingent Call Options and the Noncircumvention Provision (and the related Amendment No. 1 to Series B Warrant, dated May 28, 2015), the Limited Waiver Agreement and the October 2015 Amendment does not purport to be complete and is qualified in its entirety by reference to the Compromise Agreement (and the related Amendment No. 1 to Series B Warrant, dated May 28, 2015), copies of which are filed with our previous Securities and Exchange Commission reports, and to the Limited Waiver Agreement and the October 2015 Amendment, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Agreement for Limited Waiver of Noncircumvention Provision, by and between Capstone Financial Group, Inc. and Twinlab Consolidated Holdings, Inc., dated July 5, 2015
10.2	Amendment No. 1 to Agreement for Limited Waiver of Non-Circumvention Provision and to Compromise Agreement and Release, by and between Capstone Financial Group, Inc. and Twinlab Consolidated Holdings, Inc., dated October 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE FINANCIAL GROUP, INC.

Date:   October 8, 2015

By: /s/ Darin Pastor

Name: Darin Pastor

Title: Chief Executive Officer